Exhibit 99.1

FOR IMMEDIATE RELEASE

DPAC Receives Bridge Financing, Amends QuaTech Merger Agreement and Enters into License Agreement

•                  License provides QuaTech exclusive right to worldwide sale and distribution of AirborneTM Products.

•                  Merger Amendment removes most conditions to close except for shareholder and government approvals and consents.

•                  Development Capital Ventures LP provides $500,000 bridge financing

•                  DPAC expects to file S-4 registration statement and seek shareholder approval.

Garden Grove, CA – August 5, 2005 – DPAC Technologies Corp. (Pink Sheets: DPAC), Development Capital Ventures LP (“DCV”) and QuaTech, Inc. (www.quatech.com) today announced that DCV has provided DPAC with a $500,000 secured, convertible loan.  DCV holds 100% of the preferred stock of QuaTech.  Simultaneously, DPAC has made QuaTech, through a license with DCV, the exclusive world wide licensee for AirborneTM wireless products and the parties have amended their previously announced definitive merger agreement to remove certain conditions to close the transaction and to fix the exchange ratio between the parties.

The DCV loan carries an annual interest rate of 12%, is secured by all the assets of DPAC and is due in full at the end of six months, or February 3, 2006.  The note is convertible at DCV’s option into 3,289,473 shares of DPAC common stock.  The note automatically converts into DPAC common stock upon the closure of the merger with QuaTech.  An additional 1,644,736 shares of DPAC common stock are issuable upon the closure of the merger with QuaTech and the conversion of the note to common stock.

DPAC intends to move forward to complete the merger with QuaTech as soon as possible.  To facilitate the closing of the merger, the amendment to the merger agreement provides for the removal of certain conditions to closing the merger, including provisions related to additional financing terms, minimum cash and working capital requirements and Nasdaq listing efforts.  The amendment also fixes the final exchange ratio for the issuance of DPAC shares such that DPAC’s current shareholders will own approximately 34% of the post merger company, while QuaTech shareholders, including DCV, will own approximately 66% of the combined company.  DCV will own approximately 50% of the post merger company.  The parties intend to file an S-4 registration statement with the SEC within the next several weeks.  Upon the registration statement being declared effective by the SEC, the documents will be mailed to shareholders to seek shareholder approval of the merger, along with other related proposals related to the merger.

The license agreement is effective August 5, 2005 and, pending our anticipated merger, provides QuaTech, as the sub-licensee of DCV, the exclusive worldwide right to sell, distribute and manufacture DPAC’s AirborneTM wireless products, to create and develop additional wireless products using DPAC’s technology and to use the DPAC and AirborneTM names in exchange for a royalty to DPAC on each unit sold.  Also on August 5, 2005, in conjunction with the license, QuaTech will hire certain existing DPAC sales and engineering and management employees.  DPAC will retain three employees, including CEO Kim Early and CFO Steve Vukadinovich, who will oversee the process of seeking shareholder approval and completion of the merger.

Kim Early, DPAC’s Chief Executive Officer, commented, “DPAC has encountered a number of challenges over the past several months with respect to the sufficiency of our financial resources and our Nasdaq listing status, among others.  This bridge loan, license agreement and accompanying amendment to the merger agreement demonstrates the commitment of DPAC, DCV and QuaTech to address those challenges and complete the merger.”  “We believe these actions best serve all the constituencies of DPAC and enable us to move forward quickly and aggressively to focus on completing the merger and growing the combined business,” concluded Mr. Early.

About DPAC Technologies

Located in Garden Grove, California, DPAC Technologies provides embedded wireless networking and connectivity products for machine-to-machine communication applications. DPAC’s wireless products are used by major OEMs in the transportation, instrumentation and industrial control, homeland security, medical diagnostics and logistics markets to provide remote data collection and control. The Company’s web site address is www.dpactech.com.  Information concerning DPAC is filed by DPAC with the SEC and is available on the SEC website, www.sec.gov.

About QuaTech

QuaTech, a privately-held company, is an industry performance leader in device networking and connectivity solutions. Through design, manufacturing and support, QuaTech maintains the highest levels of reliability and performance. Satisfied customers include OEMs, VARs and System Integrators, as well as end-users in many industries, including banking, retail/POS, access control, building automation and security, and energy management. QuaTech is a leading supplier of data connectivity products to financial institutions, serving five of the top 10 U.S. banks. Founded in 1983 and headquartered in Hudson, Ohio, QuaTech sells and supports its solutions both directly and through a global network of resellers and distributors. www.quatech.com

Products & Services for the Integration Age

About Development Capital Ventures, LP

Headquartered in Chantilly, Virginia, Development Capital Ventures is a Small Business Investment Company licensed and regulated by the Small Business Administration under the Small Business Act of 1958 as amended. Development Capital Ventures provides financing to manufacturing, distribution, and business-to-business service companies.

Forward-Looking Statements

This press release includes forward-looking statements.  You can identify these statements by their forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “guidance,” “estimate,” “intend,” predict,” and “continue” or similar words or any connection with any discussion of future events or circumstances or of management’s current estimates or beliefs.  Forward-looking statements are subject to risks and uncertainties, and therefore results may differ materially from those set forth in those statements.  A transaction as contemplated would require approvals of the Boards of Directors and shareholders of both parties and numerous other conditions.  Full details of such a transaction will be provided to DPAC shareholders and filed with the SEC by DPAC as and when appropriate. There is no assurance possible, and none is intended, that the transaction will be completed at all or on the terms described. The transaction is and shall continue to be subject to certain conditions and contingencies until the transaction is completed. DPAC Technologies Corp. will provide further detailed information to its shareholder as and when required to solicit their consent. The transaction’s costs and diversion of management attention could negatively impact results.  Delisting of our shares could have adverse effects on the liquidity of trading in the common stock and the price per share.  Other factors that affect DPAC’s business and its ability to conclude a merger transaction include, but are not limited to, that our Airborne™ products are new, that we sell to original equipment manufacturers for new product introductions by them, and that all of these are subject to risks and uncertainties regarding new product introductions such as uncertainty of market acceptance. The parties need additional financing to complete the transactions as envisioned. Such financing may not be available on favorable terms.  Also, there can be no assurance that such transaction will be completed or, if completed, that it will be successful.  The transaction would involve a change of control, in that it is likely that voting control of DPAC would be transferred to a former principal shareholder of QuaTech. Other factors that affect DPAC’s business include, but are not limited to, the degree of market acceptance of our existing and planned wireless connectivity products, future business opportunities with these products, protection of licensed technology or proprietary rights, risks of litigation, our need for additional financing in order to realize our opportunities, other challenges related to completing our proposed merger with QuaTech, Inc., further challenges in subsequently combining our operations with QuaTech, Inc.’s own, and general market and economic conditions. More information about the risks and challenges faced by DPAC Technologies Corp. is contained in the Securities and Exchange Commission filings made by the Company on Form 10-K, 10-Q and 8-K. DPAC Technologies Corp. specifically disclaims any obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise.

Additional Information:

This news release is neither a solicitation of any proxies nor an offer of any securities of any kind whatsoever.  No securities mentioned herein have been registered or authorized or approved by any federal or state securities regulator or commission.

Contact:

AT DPAC TECHNOLOGIES:
Stephen Vukadinovich	Kim Early
Chief Financial Officer	Chief Executive Officer
(714) 898-0007	(714) 898-0007
Or Steve.Vukadinovich@dpactech.com	Or Kim.Early@dpactech.com